UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2017, Unitil Corporation (“Unitil”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale of 600,000 shares of Unitil’s common stock, no par value (the “Common Stock”), at a public offering price of $48.30 per share (the “Offering”). Unitil also granted the Underwriters a 30-day option (from the date of the Underwriting Agreement) to purchase up to an additional 90,000 shares of Common Stock (the “Option”).

The Offering is scheduled to close on December 14, 2017. Unitil intends to use the net proceeds from the Offering of $27.5 million (including the proceeds of up to $4.2 million from any exercise by the Underwriters of the Option) to make equity capital contributions to its regulated utility subsidiaries (primarily to its regulated natural gas subsidiary), to repay short-term debt and for general corporate purposes.

The Common Stock is being offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-221333) filed with the U.S. Securities and Exchange Commission (the “Commission”). The terms of the Common Stock are set forth in the prospectus filed December 12, 2017 with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations and warranties, covenants and closing conditions for a transaction of this type.

The Underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Unitil and may, from time to time, engage in transactions with and perform services for Unitil in the ordinary course of their business. In addition, affiliates of some of the Underwriters are lenders, and in some cases agents, book-runners, lead arrangers or managers for the lenders, under Unitil’s credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K.

The Underwriting Agreement has been filed herewith as an exhibit to provide investors with information regarding its terms. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and the other Underwriters, and are subject to limitations agreed upon by the parties to the Underwriting Agreement.

Item 7.01 Regulation FD Disclosure

A press release announcing the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

A press release announcing the pricing of the Offering is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

1.1	Underwriting Agreement dated December 12, 2017 among Unitil Corporation, on the one hand, and RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, for themselves and as representatives of the several underwriters named therein.

5.1	Opinion of Gary Epler.

99.1	Press Release dated December 11, 2017.

99.2	Press Release dated December 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:

/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	December 13, 2017